UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material under Rule 14a-12

RGC RESOURCES, INC.

(Name of registrant as specified in its charter)

Not Applicable

(Name of person(s) filing proxy statement, if other than the registrant)

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Explanatory Note

This Amendment No. 1 supplements and amends the definitive proxy statement on Schedule 14A filed by RGC Recourses, Inc. (“Company”) with the Securities and Exchange Commission on December 2, 2022 (the “Proxy Statement”).  This material is first being released to stockholders on or about December 20, 2022, and should be read together with the Proxy Statement.

The sole purpose of this Amendment No. 1 is to replace the Company’s disclosures regarding related party transactions, which appear in the “Transactions with Related Persons” section of the Proxy Statement, with the following:

Transactions with Related Persons

Other than as described below, the Company has no related-party transactions to report for fiscal 2021 or since the beginning of fiscal 2022, and no such transactions are currently proposed.  There are no material pending legal proceedings to which any director or executive officer of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

On March 28, 2022, the Company entered into a purchase agreement (the “Purchase Agreement”) to sell 1,000,000 shares of Company common stock at a purchase price of $20.00 per share to an entity controlled by Anita G. Zucker, a beneficial owner of more than 5% of the Company’s common stock.  Also on March 28, 2022, the Company entered into a purchase agreement to sell 50,000 shares of Company common stock at a purchase price of $20.00 per share to Robert B. Johnston, who was appointed to serve on the Company’s Board of Directors as a Class B director in April 2022 pursuant to the terms of the Purchase Agreement.  Under the terms of the Purchase Agreement, the Company’s Board of Directors, subject to the exercise of its fiduciary duties in good faith, is required to nominate Mr. Johnston or a replacement nominee for election by shareholders to serve as a director for so long as The Article 6 Marital Trust Under the First Amended and Restated Jerry Zucker Revocable Trust Dated April 2, 2007 beneficially owns more than 1,000,000 shares of Company common stock.

On March 30, 2022, the Company entered into a purchase agreement to sell 200,000 shares of Company common stock at a purchase price of $20.00 per share to certain affiliates of T. Rowe Price Associates, Inc., a beneficial owner of more than 5% of the Company’s common stock.

The Company previously disclosed the above transactions in Current Reports on Form 8-K filed on March 28, 2022 and March 30, 2022.